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                                                                      EXHIBIT 12

                                    HCA INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
          FOR THE QUARTERS AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                             (DOLLARS IN MILLIONS)

                                                                 QUARTER        SIX MONTHS
                                                              -------------   ---------------
                                                              2004    2003     2004     2003
                                                              -----   -----   ------   ------
EARNINGS:
Income before minority interests and income taxes...........  $ 600   $ 437   $1,197   $1,241
Fixed charges, excluding capitalized interest...............    167     153      332      296
                                                              -----   -----   ------   ------
                                                              $ 767   $ 590   $1,529   $1,537
                                                              =====   =====   ======   ======
FIXED CHARGES:
Interest charged to expense.................................  $ 136   $ 123   $  271   $  237
Interest portion of rental expense and amortization of
  deferred loan costs.......................................     31      30       61       59
                                                              -----   -----   ------   ------
Fixed charges, excluding capitalized interest...............    167     153      332      296
Capitalized interest........................................      6      13       15       25
                                                              -----   -----   ------   ------
                                                              $ 173   $ 166   $  347   $  321
                                                              =====   =====   ======   ======
Ratio of earnings to fixed charges..........................   4.43    3.55     4.40     4.79